Exhibit 99.1



                                   DIGEX, INC.

                                February 16, 2001
                                  7:30 a.m. CST


Coordinator:                  Good morning, and thank you for holding.   All
                              participants will be in a listen only mode until the question and answer portion of the call. This call is being recorded. If you have any objections, you may disconnect at this time. I'd now like to turn the call over to your host for today's conference, Ms. Tania Almond, Director of
                              Investor Relations for Digex.

T. Almond:                    Thank you. Good morning to everyone on the
                              call. We are thrilled that you could join us this morning to hear the details regarding the significant announcements that were released yesterday.

                              Mark Shull, Digex's President and CEO, will start with an overview of the many strategic implications for Digex. Tim Adams, our Chief Financial Officer, will follow Mark with further detail around the agreement. At that point will we open up the call for any questions that you may have. Before we get started, I must remind you that certain statements made today will be forward-looking in nature with respect to the financial impact of the proposed transaction. These statements represent the company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include, but are not limited to, material adverse changes in economic and competitive conditions in the markets served by the companies, material adverse changes in the business and financial condition of either or both companies and their respective customers, uncertainties concerning technological changes and future product performance, and any delay in the expected closing of the transaction. These and other applicable risks are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

                              Now to start us off, Digex's President and CEO, Mark Shull.


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M. Shull:                     Thank you, Tania, and good morning
                              everyone. This is a very exciting day for Digex. I am extremely pleased to be able to review the significant announcements regarding the Digex and WorldCom relationship made last evening.

                              As many of you are aware, in September of last year, WorldCom announced its intention to acquire a majority ownership in Digex. In November, just 45 days after the initial announcement, the two companies initiated an interim reseller agreement to enable WorldCom to sell Digex' managed web and application hosting services to its customers. Yesterday, WorldCom and Digex further solidified their relationship with the announcement of a proposed settlement of the shareholder lawsuit and significant long-term commercial agreements.

                              The terms of the settlement represent significant potential value to Digex shareholders. In addition, the settlement represents a major milestone in completing WorldCom's acquisition of Intermedia and thus solidifying its ownership position in Digex.

                              The commercial agreements cover four areas: Sales, Funding, Data Center Facilities and Network. I will briefly describe the strategic importance of these arrangements and Tim Adams will provide additional detail.

                              Digex is the leading provider of managed Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool. We create value for our customers by offering pre-engineered hosting platforms and a single management framework on which they can operate and scale their e-business sites. In addition to our core platforms, we offer enhanced capabilities in the areas of security, high-performance, reliability and e-business applications.

                              As a result of these commercial agreements with WorldCom, we will increase our ability to reach a much wider business audience, domestically and globally and in terms of customer size. Under the Sales Channel agreement, WorldCom will expand its sale of Digex products and services, and has agreed to a commitment of up to $500 million in revenue over three years. The commitment is subject to performance level criteria.


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                              In addition, WorldCom has agreed to fund the Digex
                              business plan for the next two years, subject to Digex and WorldCom board approval of the plan each year. We believe this financial backing is a significant competitive advantage, especially in light of the recent market conditions.

                              As part of the Facilities Agreement, Digex will build future farms in existing WorldCom data centers, domestically and internationally. This will allow us to provide services in new geographies in an economic fashion, and will help us generate in-country sales much sooner than we would be able to do on our own.

                              Under the Network agreement, Digex not only gains access to the performance of the WorldCom global backbone and peering at attractive rates, we also gain access to a platform on which to support future enhancements to global network based computing. For example, WorldCom's high-speed IP network capabilities and global points of presence place us in a great position to offer new quality-of-service solutions, application oriented traffic classification and prioritization, centralized storage capabilities and sophisticated edge computing services. These will come together to deliver excellent performance for sites that are both high-transaction and high bandwidth in nature.

                              The benefits to our customer base of our relationship with WorldCom and these commercial agreements are many. We will be able to offer Digex's growing suite of industry leading web and application hosting solutions on top of WorldCom's premier global network and data center footprint.

                              Our expectation is that Digex and WorldCom will far surpass what any hosting provider has been able to achieve in terms of breadth and quality of service. Our vision is that together we will create the new standard for global Internet computing for serious e-businesses operating in a fully managed environment.

                              Before I turn the call over to Tim, I'd like to take the opportunity to thank Dick Jalkut and Jack Reich -- our two outside board members who make up the special committee. Dick and Jack provided immensely valuable counsel to the Digex management team throughout this entire process, they assisted us at critical junctures in negotiating the commercial agreements, and I think most importantly, they were the prime architects of the shareholder settlement announced yesterday. I would like to thank them and their legal and financial advisors for their diligence, expertise and sense of duty throughout this process.

                              I'll now turn the call over to Tim to provide some further details.

T. Adams:                     Thanks Mark, and good morning everyone.
                              Clearly this announcement represents a significant milestone for Digex. Broadly speaking, the major points to take away from this announcement are the following:

                              o We have developed a comprehensive, world wide, go-to-market gameplan with WorldCom.

                              o We have a series of agreements that detail the way we will work together, and

                              o We have a plan in place to fund the business for the next 2 years.

                              In total, this relationship will enable us to pursue our goals in a greatly enhanced way. Mark talked with you in some detail about the strategic implications and the nature of our working relationship going forward. Let me now break down the four agreements in a bit more detail:



                              First is the Channel Agreement. WorldCom will sell managed hosting services powered by Digex on a worldwide basis. This agreement includes a commitment from WorldCom to Digex of up to $500 million over three years. The commitment, of course, is subject to performance level criteria. We have negotiated a profit sharing arrangement which will incentivize WorldCom to sell our services and is attractive to both parties. WorldCom will bill its customers directly for these services. We benefit by having a powerful global sales force drive business into Digex. WorldCom benefits by having a more complete set of solutions to sell to business customers.

                              The second agreement is the Data Center Agreement. WorldCom has a worldwide deployment of data centers connected by fiber optics to the leading IP global network. We will work with them to Digex-enable a number of these facilities and support managed hosting services. WorldCom has deployed the bulk of the capital in these facilities and we will lease space from WorldCom based on customer demand. One of the advantages to Digex is the avoidance of significant up front capital investments to start new markets. Additionally, Digex benefits substantially from WorldCom's in-country presence and experience. The facilities that Digex will expand into initially are as follows: northern Virginia, the New York metro area, France, Germany, United Kingdom, Hong Kong and Japan. In short, this will enable us to expand our business globally faster, better and cheaper. WorldCom, in turn, benefits by having an additional revenue source to fill their data centers with a high-end service offering.

                              The third agreement is the Network Agreement. Digex will use WorldCom as our primary network provider and we have established a comprehensive agreement to support our growth plans on a global basis. This is great news for Digex as WorldCom is the worldwide leader in IP network services. WorldCom benefits by having an additional way to drive traffic onto their network.

                              The fourth agreement is the Funding Agreement. WorldCom has agreed to fund the needs of our business for the years 2001 and 2002 based on board approved budgets. The funding is a LIBOR based loan, which is attractive for us versus current market pricing available to Digex, and removes the market risks associated with funding our growth plans. The funding is repayable over a 4 year period starting in the year 2003. This funding will also enable Digex to have a more balanced capital structure, since we have virtually no debt today.

                              These four agreements are the central part of the proposed settlement of the lawsuit which was the subject of the press release last evening. Under the additional terms of the proposal, a settlement fund will be established. This fund, after deducting the plaintiff's legal fees, will be distributed as follows: 50% of the settlement fund will be distributed to the Digex Class A common stockholders who were record holders on September 1, 2000. The remaining 50% will be distributed to holders of Class A common stock who are record holders as of a record date to be announced in the future, which is expected to be on or about the closing date of the WorldCom - Intermedia merger.

                              Now, I know many of you would like to have more details regarding each of these agreements, as would our competitors. Due to the proprietary nature of these agreements, and the competitive sensitivities around things like pricing, we are not going to provide additional detail beyond what we have already given you. Let me say however, that I believe this set of agreements represents a significant win-win situation for both Digex and WorldCom and these agreements will enable both of us to be successful in the market place by working together. We will focus on building and strengthening this relationship, and we look forward to providing you with updates over the course of this year and beyond.

                              Thanks again for your time today and I'll turn the call over to Tania.

T. Almond:                    Thank you. We will open the call for
                              questions now.

Coordinator:                  Thank you. Our first question comes
                              from Steve Mahedy.

S. Mahedy:                    Congratulations on getting this to the finish
                              line. Based on Tim's comments, it doesn't sound like you're going to give a lot more specifics on some of the pricing or perhaps the take or pay agreement, but one area that maybe you can address is as it relates to Section 203. On a go forward basis, what would be the criteria, and what are some of the specifications perhaps that are set in place relative to making acquisitions, and how it relates to dilution?

T. Adams:                     There is a memorandum of understanding that
                              outlines the settlement terms that will be released today. I think inside that document you will find the answer specifically to that question and others relating to the settlement of the deal.

S. Mahedy:                    Okay. Do you guys feel comfortable, just on a go
                              forward basis, that the acquisitions that are being done or would be done would be prudent for the objectives of Digex?

T. Adams:                     Yes, we do feel they will be prudent for the
                              objectives of Digex.

Coordinator:                  Our next question comes from Todd Weller of
                              Legg Mason.

T. Weller:                    Congratulations. First, Mark, could you touch on
                              where we stand with the UUNet co-location shared hosting assets, and how those businesses will play in Digex? And as well, maybe you could give us an update on first quarter, given that we're mid-way through the quarter here, and what the tone of business is, and what you're seeing on the churn front.

M. Shull:                     I'll address the first one and I'll ask Tim to
                              address the second question. With respect to co-location and shared services that UUNet and WorldCom is currently offering today, Digex does not plan to offer those services. We will continue to focus on managed hosting, so we will not be in the co-location or shared business.

T. Weller:                    Is that in the agreement, or is that just kind of
                              a verbal understanding?

M. Shull:                     I'm really not going to go into that level of
                              detail on the agreement, but that is the position of the company, and that is where we are focusing.

T. Almond:                    Todd, what was the second part of your question?

T. Weller:                    Just kind of an update, given that we're midway
                              through the first quarter, on trends you're seeing in the business, given Navisite's pre-announcement yesterday.

T. Adams:                     Well, Todd, things are going fine. We updated
                              everyone a couple of weeks ago, when we released earnings for Q4, and things were fine in the business.

Coordinator:                  Tom Watts of Merrill Lynch, you may ask your
                              question.

T. Watts:                     In terms of the agreement, the channel
                              agreement particularly, when does that actually take effect, and under what agreement are you operating today in terms of cross selling with WorldCom? And then, as we're looking at our guidance, looking at our models, when do we think that the WorldCom sales effect should start kicking in? Is that going to be something we could see this quarter, or do we need to wait for the transaction to close for that really to start?

M. Shull:                     Currently, we're operating under the interim
                              agreement, and we will be doing so until the full transaction is closed, at which point we will operate under the long term agreements. However, I think as you know, from a tactical, day to day perspective, we're doing the same things. In terms of your second question, I'll refer that to Tim.

T. Adams:                     Relative to the guidance, WorldCom revenue is
                              included in the '01 guidance that we shared with everyone two weeks ago. We do not break out revenue by channel in our guidance, nor do we break it out in our reported numbers. So it is included in the '01, and will be included in future years, when we release those numbers.

T. Watts Okay. And are there material differences between the new channel agreement and the interim agreement, in terms of operationally?

T. Adams No. Operationally, no. I think what's exciting about this new agreement that I mentioned earlier is really the way we've structured it from a profit sharing arrangement, because it incentivized both parties to really grow this channel and make it successful. So we think we've got the right structure in place that works both for us and for WorldCom.

Coordinator                   Harry Blount of Lehman Brothers, you may ask your
                              question.

H. Blount                     Congratulations on getting this transaction done.
                              As it relates to the accounting post-effective with the new agreement, especially since you're not going to be incurring a lot of base cap ex, it's going to be a lot of lease hold type improvements within the UUNet data centers, are you going to be booking revenue and cost more on a gross basis, or a net basis? And also, as it relates to the sales, is there any kind of take or pay provisions in there?

T. Adams The first part of the question, on the revenue and the cost, we had a price that we transfer over to WorldCom--that's our revenue price. We have direct cost in our business to support the WorldCom channel, and they will be booked accordingly in our financial statement.

H. Blount                     Just to clarify, I'm trying to understand the
                              nature of the ownership of the space within the UUNet data centers, exactly how that shows up on your balance sheet.

T. Adams On the space side, we will lease space from WorldCom in their data centers across the globe. We have gone in, are working with the folks at WorldCom, to take a look at the technical design of the data center. We do it at a farm level type build out, so it's designed to our specs. But we will lease space from them tied to customer driven demand. And we will make a payment to them on a month by month basis.

H. Blount                     It's an operating lease rather than a capital
                              lease?

T. Adams                      I believe it's going to be operating, correct.

                              On your second question, there is a commitment in place for each year for the three year period of time. Again, it is subject to the performance level criteria.


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H. Blount                     And just in terms of broad strokes, in terms of
                              how we should think about it, should we think of kind of a sequential ramp up in revenue?

T. Adams It is back end loaded. This is the first year of the agreement, and there will be some start up time and cost involved to get this thing up and running.

Coordinator                   Tim Newington of Credit Suisse First Boston, you
                              may ask your question.

T. Newington                  My congratulations, guys. Great getting this deal
                              done. First of all, obviously this could have significant revenue impact, so I'm just wondering, from an operational perspective, is your OSS capable of supporting all of these kind of new revenue flows? Are you going to have to incur any costs from that perspective to manage this kind of growth?

                              And also, Tim, I don't know if you can provide any clarity on this, but do you think this will impact your potential margins going forward, with respect to providing the services at potentially a discount to WorldCom?

M. Shull I think from an OSS perspective, I think we are in very good shape. I think that we have focused from the very beginning, really on building the scaleable automation, operations framework, etc., that can be scaled across multiple data centers. Now having said that, obviously, we do need to put that gear and those systems in place in multiple data centers. But we don't have to build or invent new ones, I should say.

                              Tim, maybe you could talk a little bit about how we're going to go about doing that.

T. Adams On the second part of your question, relative to the margins, the impact is not material.

T. Newington                  On the sales process, are you going to be
                              adjusting how you're organizing your sales force at all, changing the potential ramp up of it, or on getting them to focus on different markets, given that, obviously, WorldCom is going to become a very strong sales channel for you?

T. Adams We're working through that right now. I do not believe we're going to adjust the ramp of the sales force per se. However, yes we are adjusting the targeting, the compensation, the quota plans, etc., to make sure that we minimize any channel conflict, and that both sales groups are as successful as they can possibly be.

Coordinator                   Andrea Grosz of First Union, you may ask your
                              question.

A. Grosz Tim, if you could walk us through the details of the funding in '01 and '02? Thanks.

T. Adams We will submit our '01 and '02 budgets to both the Digex and WorldCom board. When those budgets are approved, then that activates the funding--the funding has been authorized. It really won't start until after the Intermedia/WorldCom deal is closed. And as you know, we have current funding in place that is backed by WorldCom; the bank line of credit and the additional note purchase agreements, which get us through closing.

                              So it's really after closing this new funding agreement will kick in. We will draw down on a monthly basis. It's a two year draw down period that funds '01 and '02, LIBOR based--again, which we think is attractive relative to the kind of rates that we think we could otherwise achieve in the marketplace today, based on current market conditions. And there is a four year repayment term starting in the year '03.

Coordinator                   David Takata of Gerard, Klaver and Mattison, you
                              may ask your question.

D. Takata                     The question on the LIBOR base, I'm guessing it's
                              LIBOR plus a couple, or is it straight LIBOR?

T. Adams Yes, it's LIBOR plus, and again, it's an attractive rate relative to the current market conditions for Digex.

D. Takata                     I'll also ask you to post an MOU on your Web site.
                              Sometimes it's hard to find these things. And then secondly, is there an estimate of the fees that the lawyers are going to get under this transaction? And who is paying that $15 million that I guess goes to certain of the plaintiffs?

T. Adams On the plaintiffs' fees, that's really up to the Delaware court to decide the amount of what that's ultimately going to be.

D. Takata                     Do you have any estimate of what that would be?

T. Adams                      No, I don't.


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D. Takata                     There was a $15 million piece that I'm not sure
                              who funds. Is that WorldCom funding?

T. Adams                      Yes, WorldCom funds that piece.

Coordinator                   Our final question comes from Chuck Martin of
                              Suntrust.

C. Martin                     Congratulations. I'm wondering if you guys have
                              any other long term incentive plans or
                              compensation plans that have been put into place, or will you be looking at that soon after the merger closes?

T. Adams We are currently working on the long term incentive and compensation plans. As you can imagine, we are migrating from some that have pre-existed going into this, to some additional plans that now we're increasingly able to talk about, and it is very much a focus of this management team, and obviously, our current board and WorldCom.

T. Almond                     I'd like to thank everybody for joining us today
                              to hear about this significant announcement. We look forward to talking with you in the future about our progress. Thank you, and have a good day.